   As filed with the Securities and Exchange Commission on September 23, 2003.

                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------

                               NAVARRE CORPORATION
               (Exact name of issuer as specified in its charter)


             MINNESOTA                                  41-1704319
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
          (Address of principal executive offices, including Zip Code)

                   NAVARRE CORPORATION 1992 STOCK OPTION PLAN
                            (Full title of the plan)

             ERIC H. PAULSON                                 Copy to:
                PRESIDENT                                PHILIP T. COLTON
           NAVARRE CORPORATION                       WINTHROP & WEINSTINE, P.A.
         7400 49TH AVENUE NORTH                        225 SOUTH SIXTH STREET
       NEW HOPE, MINNESOTA  55438                            SUITE 3500
       TELEPHONE: (612) 535-8333                    MINNEAPOLIS, MINNESOTA 55402
  (Name, address and telephone number                TELEPHONE:  (612) 604-6400
including area code of agent for service)


                        CALCULATION OF REGISTRATION FEE

 ===================================================================================================================
                                                         PROPOSED             PROPOSED
         TITLE OF                                        MAXIMUM              MAXIMUM
        SECURITIES                 AMOUNT                OFFERING            AGGREGATE             AMOUNT OF
          TO BE                    TO BE                  PRICE               OFFERING            REGISTRATION
        REGISTERED             REGISTERED (1)         PER SHARE (2)          PRICE (2)                FEE
 -------------------------------------------------------------------------------------------------------------------
      Common Stock,           1,000,000 shares            $2.555             $2,555,000             $206.70
     no par value(3)
 -------------------------------------------------------------------------------------------------------------------


(1) The number of shares being registered consists of 1,000,000 shares of Common Stock which may be issued under the Navarre Corporation 1992 Stock Option Plan, as amended, in addition to shares previously registered.

(2) Pursuant to Rule 457(c), the offering price is equal to the average of the high and low prices of the common stock as of September 19, 2003 as reported on The Nasdaq National Market.

(3) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

================================================================================

                                  INTRODUCTION


         This Registration Statement on Form S-8 is filed by Navarre Corporation, a Minnesota corporation to register an additional 1,000,000 shares of its common stock issuable under its 1992 Stock Option Plan.

     INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-80218) was filed with the Securities and Exchange Commission on June 14, 1994 covering the registration of 237,000 shares initially authorized for issuance under the Plan. On November 29, 1994, a Registration Statement on Form S-8 (File No. 33-86762) was filed with the Securities and Exchange Commission covering the registration of an additional 200,000 shares authorized under the Plan. The total number of shares authorized under the Plan was increased to 874,000 following a two-for-one split effective June 21, 1996. On July 8, 1997, a Registration Statement on Form S-8 (File No. 333-31017) was filed with the Securities and Exchange Commission covering the registration of an additional 1,300,000 shares authorized under the Plan. On September 15, 1999, a Registration Statement on Form S-8 (File No. 333-87143) was filed with the Securities and Exchange Commission covering the registration of an additional 1,300,000 shares authorized under the Plan. On July 1, 2002, a Registration Statement on Form S-8 (File No. 333-91710) was filed with the Securities and Exchange Commission covering the registration of an additional 750,000 shares authorized under the Plan. The above Registration Statements covering 4,224,000 shares are currently in effect. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,000,000 shares authorized under the Plan. This Registration Statement should also be considered a post-effective amendment to the Registration Statement. The contents of the Registration Statements are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         a. The description of the Company's Common Stock as set forth under the caption "Capital Stock" in the Company's Registration Statement on Form 8-A (File No. 0-22982) including any amendment or report filed for the purpose of updating that description;

         b. The Company's Annual Report on Form 10-K for the year ended March 31, 2003;

         c. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

         d. The Company's Current Reports on Form 8-K filed May 28, 2003 and July 22, 2003;

         e. The Company's Proxy Statement dated July 29, 2003, as amended August 6, 2003, for its Annual Meeting of Shareholders held on September 10, 2003; and

         f. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold (excluding, however, any portion of such documents not deemed to be "filed" with the Securities and Exchange Commission (the "SEC") pursuant to the rules of the SEC).

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI of the Company's Bylaws provides that the Company shall indemnify its officers and directors in accordance with, and to the extent provided by, Minnesota law. Section 302A.521 of the Minnesota Statutes requires the Company to indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in the person's official capacity against judgments, penalties, fines and reasonable expenses (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper personal benefit, reasonably believed that such conduct was in the best interests or was not opposed to the best interests of the Company, and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the company, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding, upon receipt by the Company of a written affirmation by the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts, if it is ultimately determined that the criteria for indemnification have not been satisfied, and after a decision that the known facts would not preclude indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholder or by a court.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement on Form S-8 are described on the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

(a)    RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota on September 22, 2003.


                                        NAVARRE CORPORATION


                                        By: /s/ Eric H. Paulson
                                            ------------------------------------
                                            Eric H. Paulson
                                            President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes Eric H. Paulson and James Gilbertson, jointly and severally, his attorney-in-fact, with full power of substitution for him and in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                        TITLE                                  DATE
        ---------                                        -----                                  ----

 /s/ Eric H. Paulson                        Chairman of the Board, President and          September 22, 2003
---------------------------                 Chief Executive Officer
Eric H. Paulson

/s/ Charles E. Cheney                       Vice-Chairman                                 September 22, 2003
---------------------------
Charles E. Cheney

 /s/ James Gilbertson                       Vice President, Chief Financial Officer       September 22, 2003
---------------------------
James Gilbertson

 /s/ Dickinson G. Wiltz                     Director                                      September 22, 2003
-----------------------
Dickinson G. Wiltz

 /s/ James G. Sippl                         Director                                      September 22, 2003
---------------------------
James G. Sippl

 /s/ Michael L. Snow                        Director                                      September 22, 2003
---------------------------
Michael L. Snow

 /s/ Alfred Teo                             Director                                      September 22, 2003
---------------------------
Alfred Teo

 /s/ Tom Weyl                               Director                                      September 22, 2003
---------------------------
Tom Weyl

 /s/ Keith Benson                           Director                                      September 22, 2003
---------------------------
Keith Benson

                                  EXHIBIT INDEX


    Exhibit No.                           Description
    -----------                           -----------

         4 Navarre Corporation 1992 Stock Option Plan, as amended, incorporated herein by reference from Exhibit 10.3 to Form 10-K, for year ended March 31, 2002.

         5.1           Opinion and Consent of Winthrop & Weinstine, P.A. as to the legality of Common
                       Stock of the Company

        23.1           Consent of Ernst & Young, LLP, independent auditors.

        23.2           Consent of Winthrop & Weinstine, P.A. (included in its opinion filed as
                       Exhibit 5.1).

        24.1           Powers of Attorney (included as part of signature page).

        99.1           2003 Amendment to the Navarre Corporation 1992 Stock Option Plan.